Exhibit 10.28

AMENDMENT

TO

GAS GATHERING AND PROCESSING AGREEMENT

This Amendment to Gas Gathering and Processing Agreement (this “Amendment”) is dated as of the 1st day of November, 2018, and is an amendment to that certain Amended and Restated Gas Gathering and Processing Agreement, dated and effective April 1, 2017, (the “Existing Agreement”) by and between Blue Mountain Midstream LLC, successor to Linn Midstream, LLC (“Gatherer”) and Roan Resources LLC, successor to Linn Energy Holdings, LLC (“Producer”).  Gatherer and Producer are sometimes referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

AGREEMENT

In consideration of the premises and of the mutual covenants in this Amendment, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

1.Definitions.  Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.Amendments to the Existing Agreement.

a.

In accordance with an acreage swap between Producer and Camino Natural Resources, LLC (“Camino”) (the “Acreage Swap”), the Parties agree to release from the Existing Agreement the acreage related to the leases conveyed by Producer to Camino pursuant to the Acreage Swap in the sections listed in the table below (the “Released Acreage”), and as more particularly described on the attached Exhibit A attached hereto, effective immediately prior to the effective time of the assignment from Producer to Camino.  For the avoidance of doubt, the AMI remains unchanged except for the exclusion of the Released Acreage.

Section	Township	Range	Net Acres	County, State
18	11 North	7 West	475.00	Canadian, OK
23	6 North	7 West	55.00	Grady, OK
7	12 North	7 West	14.38	Canadian, OK
27	7 North	7 West	18.49	Grady, OK
28	7 North	7 West	0.65	Grady, OK
15	10 North	7 West	187.80	Grady, OK
6	12 North	7 West	90.00	Canadian, OK
19	10 North	7 West	168.05	Grady, OK
18	10 North	7 West	601.67	Grady, OK
b.

The Parties further acknowledge and agree that the following acreage, as more particularly described on the attached Exhibit B attached hereto (the “EnLink Released Acreage”), which was previously subject to a dedication between

Producer and EnLink Oklahoma Gas Processing, LP, successor to TOM-STACK, LLC (“EnLink”), has been released from dedication by EnLink and, effective immediately upon the effective date of the assignment between Producer and Camino shall be expressly included in the AMI and dedicated under the Existing Agreement pursuant to Section 10.1..

Sections	Township	Range	Net Acres	County, State
8, 17	10 North	6 West	91.07	Grady, OK
5, 29, 32	9 North	5 West	669.56	Grady, OK
28, 33	11 North	7 West	388.95	Canadian, OK
4, 9	10 North	7 West	347.21	Canadian and Grady, OK
23, 26	10 North	5 West	71.32	Canadian and Grady, OK
18	9 North	6 West	621.92	Grady, OK

3.Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

4.Representations and Warranties. Each Party hereby represents and warrants to the other Party that: (a) it has the full right, power and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment; (b) the execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party; and (c) this Amendment has been executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

5.In the event EnLink does not release the EnLink Released Acreage from dedication contemporaneously with the execution of this Amendment, this Amendment shall be of no force or effect and shall be void ab initio.  Upon the execution of this Amendment Producer will provide Gatherer with a copy of the amendment between Producer and EnLink reflecting such release.

6.Miscellaneous.

a.This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

b.The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

c.This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

d.The Existing Agreement, as amended by Amendment, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

Blue Mountain midstream llc

By:	/s/ David A. Weathers
Name:	David A. Weathers
Title:	Executive Vice President and Chief Commercial Officer

ROAN RESOURCES LLC

By:	/s/ Roger D. Brown
Name:	Roger D. Brown
Title:	Marketing/Midstream Manager

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